For Information Contact:

Company Contact:

Jeff Unger, Investor Relations
(561) 514-0115

Andrew Bard, Weber Shandwick
212-445-8368


    Casual Male Retail Group, Inc. Reports Improved Operating Results
                For the First Quarter of Fiscal 2005

CANTON, MA, May 19, 2005 -- Casual Male Retail Group, Inc. (NASDAQ/NMS:
"CMRG"), retail brand operator of Casual Male Big & Tall, Rochester Big & Tall, and the exclusive distributor and retailer of George Foreman's clothing collection, today announced its operating results for the first quarter of fiscal 2005.

For the first quarter of fiscal 2005, net loss was $(1.9) million, or $(0.05) per diluted share, compared to a net loss of $(5.1) million, or $(0.15) per diluted share, for the first quarter of fiscal 2004. Assuming a normalized tax rate of 37%, the net loss per share for the first quarter of fiscal 2005 was $(0.03) per diluted share compared to a net loss per diluted share of $(0.09) per diluted share for the first quarter of fiscal 2004.

Results for the first quarter of fiscal 2005 include the operating results of the Company's Rochester Big & Tall stores which were acquired by the Company in October 2004. Results from continuing operations for the first quarter of fiscal 2004 included sales of $6.1 million and an operating loss of $(0.3) million from the Ecko Unltd.(r) outlet stores, divested in July 2004.

"Our operating results were a substantial improvement over last year," said David Levin, President and Chief Executive Officer. "This is our first quarter where the Company's efforts were entirely focused on its core big & tall businesses."

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), our above discussion refers to a normalized tax rate, which is a non-GAAP measure. Normalized tax basis reflects a 37% effective tax rate on pre-tax loss. The Company believes that the inclusion of this non-GAAP measure helps investors to gain a better understanding of the Company's performance, especially when comparing such results to previous periods or forecasts. However, this non-GAAP financial measure included in this press release is not meant to be considered superior to or as a substitute for results of operations prepared in accordance with GAAP. The following table shows the reconciliation of the net loss of $(0.05) per diluted share for the first quarter of fiscal 2005 as compared to net loss of $(0.15) per diluted share for the first quarter of fiscal 2004 on a GAAP basis effected for the adjustment for normalized taxes:

For the three months ended:      April 30, 2005              May 1, 2004
(in millions, except for per
 share amounts)                           Net Loss                 Net Loss
                                          Per Share                Per Share
                             ----------------------      --------------------
Net loss, as reported        $   (1.9)     $(0.05)       $  (5.1)     $(0.15)

Income tax benefit, assuming
normalized tax rate of 37%        0.7        0.02            1.8        0.06
                             ----------------------      --------------------
Adjusted net loss, after
normalized tax benefit        $  (1.2)      $(0.03)      $  (3.3)     $(0.09)
                             ----------------------      ---------------------
Weighted average shares
outstanding - diluted            34.2                         35.1

Casual Male will host a conference call with security analysts beginning at 11:00 a.m. ET today, Thursday, May 19, 2005, to review the operating results for the first quarter ended April 30, 2005. The call is being webcast by CCBN and can be accessed at www.casualmale.com/investor. During the conference call the Company may discuss and answer questions concerning business and financial developments and trends. The Company's responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

Casual Male Retail Group, Inc., the largest retailer of big and tall men's apparel with retail operations throughout the United States, Canada and London, England, operates 495 Casual Male Big & Tall stores, the Casual Male e-commerce site, Casual Male catalog business, 13 Casual Male at Sears-Canada stores and 22 Rochester Big & Tall stores and a direct to consumer business. The Company is headquartered in Canton, Massachusetts and its common stock is listed on the Nasdaq National Market under the symbol "CMRG."

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission, including without limitation ,its Current Report Form 8-K filed on April 8, 2005, that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company.











                      CASUAL MALE RETAIL GROUP, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share data)



                                               For the three months ended
                                           April 30, 2005        May 1, 2004
                                           --------------        -----------
Sales                                       $     97,298          $   84,175

Cost of goods sold including occupancy            57,059              50,449
                                            ------------          ----------
Gross profit                                      40,239              33,726


Expenses:
 Selling, general and administrative              37,162              33,153
 Depreciation and amortization                     2,978               2,221
                                            ------------          ----------
Total expenses                                    40,140              35,374

Operating income (loss)                               99              (1,648)

Interest expense, net                             (1,980)             (2,179)
                                            ------------          ----------
Loss from continuing operations
 before minority interest and income taxes        (1,881)             (3,827)

Minority interest                                    -                  (347)

Income taxes                                         -                    -
                                             ------------         -----------
Loss from continuing operations              $     (1,881)        $   (3,480)

Loss from discontinued operations                    -                (1,614)
                                             -------------        -----------
Net loss                                     $     (1,881)        $   (5,094)


Net loss per share - basic and diluted
  Loss from continuing operations                  ($0.05)            ($0.10)
  Loss from discontinued operations                 $0.00             ($0.05)
                                             -------------        -----------
Net loss                                           ($0.05)            ($0.15)

Weighted-average number of common shares outstanding:
     Basic and diluted                             34,234             35,126









                     CASUAL MALE RETAIL GROUP, INC.
                      CONSOLIDATED BALANCE SHEETS
                  April 30, 2005 and January 29, 2005
                            (In thousands)




                                            April 30, 2005  January 29, 2005
ASSETS

Cash and investments                         $    5,816         $   5,731
Inventories                                      92,160            79,858
Other current assets                              7,097             9,178
Property and equipment, net                      73,716            74,651
Goodwill and other intangibles                   89,217            89,349
Other assets                                      9,037             9,021
                                             ----------         ---------
 Total assets                                $  277,043         $ 267,788


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses
and other liabilities                         $  57,561        $   53,729
Notes payable                                    27,401            19,311
Long-term debt, net of current portion          116,820           117,784
Stockholders' equity                             75,261            76,964
                                             ----------       -----------
 Total liabilities and stockholders' equity  $  277,043       $   267,788